Exhibit 10.1

                      AMENDED AND RESTATED OPTION AGREEMENT

     This Amended and Restated Option Agreement is made this 30th day of December, 2002

     BETWEEN:

                     ALLIANCE ATLANTIS COMMUNICATIONS INC.,
          a corporation incorporated under the laws of Canada ("AACI")

                                     - and -

                                   POINT.360,
        a corporation incorporated under the laws of California ("PTSX")


                                    RECITALS:

        A. AACI, either itself or through its wholly-owned subsidiaries, owns all of the issued and outstanding shares of Tattersall Casablanca Sound Inc. ("TCSI") and Calibre Digital Design Inc. ("CDI"), corporations governed by the laws of the Province of Ontario and Salter Street Digital Limited ("SSDL"), a corporation currently governed by the laws of Canada (SSDL, TCSI and CDI are referred to the "Optioned Companies").

        B. AACI wishes to grant to PTSX an option to purchase all of the issued and outstanding shares of the Optioned Companies.

        C. Effective July 3, 2002, AACI and PTSX entered into that certain Option Agreement (the "2002 Agreement") pursuant to which AACI granted PTSX an option, exercisable through December 31, 2002, to purchase all of the outstanding shares of the Optioned Companies.

        D. AACI and PTSX desire to extend the option period during which PTSX can exercise the option to purchase the outstanding shares of the Optioned Companies, and to otherwise amend and restate in its entirety the 2002 Agreement, all as set forth herein.

        NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this Amended and Restated Option Agreement and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereto agree as follows:

                                   ARTICLE 1
                                 INTERPRETATION

1.1 DEFINITIONS

        In this Amended and Restated Option Agreement:

        "2002 Agreement" means the Option Agreement entered into as of July 3, 2002 by and between AACI and PTSX;

        "2003 Agreement" means this amended and restated option agreement, as it may be amended or supplemented from time to time as provided herein;

        "Audited Statements" means, for each of each of the Optioned Companies, the audited balance sheet as of December 31, 2002, and a statement of operations and a statement of cash flows for the year ended December 31, 2002, together with all notes and the auditors' report thereon, all as prepared by PricewaterhouseCoopers LLP;

        "Business" means, with respect to the Optioned Companies, the business of providing standard definition and high definition on-line video editing, DVD authoring, sound and picture editing, sound mixing and design video post-production, descriptive video, video and audio compression, quality control, duplication, transcripts, computer generated imaging and other post-production services and related services;

        "Escrow Agreement" means the Escrow Agreement entered into as of the date hereof between AACI, PTSX and Torys LLP as escrow agent;

        "Non-Disclosure Agreement" means the non-disclosure agreement entered into by the parties, dated as of June 6, 2002;

        "2003 Option Documents" means this 2003 Agreement, the Escrow Agreement, the Warrant, the Registration Rights Agreement and the Services Agreement;

        "Person" means any individual, partnership, limited partnership, joint venture, syndicate, sole proprietorship, company or corporation with or without share capital, unincorporated association, trustee, trust, executor, administrator or other legal personal representative, regulatory body or agency, government or governmental agency, authority or entity however designated or constituted;

        "Registration Rights Agreement" means the registration rights agreement entered into between the parties on July 3, 2002, as amended on the date hereof;

        "Services Agreement" means the interim services agreement entered into between the parties on July 3, 2002, as amended as of the date hereof;

        "Share   Purchase   Agreement"   means  the  share  purchase   agreement
substantially in the form agreed to by the parties, such draft attached hereto and dated for reference December 30, 2002;

        "Warrant" means the warrant in favour of AACI dated July 3, 2002, as amended on the date hereof; and

        "Warrant Shares" means the common shares of PTSX issuable upon exercise of the Warrant.

1.2 CAPITALIZED TERMS

        All capitalized terms not otherwise defined in this 2003 Agreement shall have the meanings assigned to them in the Share Purchase Agreement.

1.3 HEADINGS

        The inclusion of headings in this 2003 Agreement is for convenience of reference only and shall not affect the construction or interpretation hereof.

1.4 GENDER AND NUMBER

        In this 2003 Agreement, unless the context otherwise requires, words importing the singular include the plural and vice versa and words importing gender include all genders.

1.5 CURRENCY

        Except where otherwise expressly provided, all amounts in this 2003 Agreement are stated and shall be paid in United States currency.

1.6 ENTIRE AGREEMENT

        The parties hereto hereby amend and restate the 2002 Agreement in its entirety, and the 2002 Agreement is hereby terminated . Effective as of the date hereof, the 2003 Option Documents constitute the entire agreement between the parties pertaining to the subject matter of the 2003 Option Documents. There are no warranties, conditions, or representations (including any that may be implied by statute) and there are no agreements in connection with such subject matter except as specifically set forth or referred to in the 2003 Option Documents. No reliance is placed on any warranty, representation, opinion, advice or assertion of fact made either prior to, contemporaneous with, or after entering into this 2003 Agreement, or any other amendment or supplement thereto, by any party to the 2003 Option Documents or its directors, officers, employees or agents, to any other party to the 2003 Option Documents or its directors, officers, employees or agents, except to the extent that the same has been reduced to writing and included as a term of the 2003 Option Documents, and none of the parties to the 2003 Option Documents has been induced to enter into the 2003 Option Documents or any amendment or supplement by reason of any such warranty, representation, opinion, advice or assertion of fact. Accordingly, there shall be no liability, either in tort or in contract, assessed in relation to any such warranty, representation, opinion, advice or assertion of fact, except to the extent contemplated above.

1.7 WAIVER, AMENDMENT

        Except as expressly provided in this 2003 Agreement, no amendment or waiver of this 2003 Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any provision of this 2003 Agreement shall constitute a waiver of any other provision nor shall any waiver of any provision of this 2003 Agreement constitute a continuing waiver unless otherwise expressly provided.

1.8 GOVERNING LAW

        This 2003 Agreement shall be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated, in all respects, as an Ontario contract. Any proceeding initiated by PTSX against AACI involving a dispute under this 2003 Agreement shall be conducted in Toronto, Ontario, Canada, and any proceeding initiated by AACI against PTSX involving a dispute under this 2003 Agreement shall be conducted in Los Angeles, California, United States.

                                   ARTICLE 2
                                     OPTION

2.1 GRANT OF OPTION

        Subject to the terms of this 2003 Agreement, AACI hereby grants to PTSX the sole and exclusive right and option (the "Option") to purchase all (but not less than all) of the issued and outstanding shares of the Optioned Companies (the "Optioned Shares") at the Purchase Price.

2.2 OPTION CONSIDERATION

        2.2.1 In consideration of the grant of the Option, PTSX (i) has previously issued to AACI the Warrant, which warrant is being amended concurrently with the execution of this 2003 Agreement, and (ii) is delivering to Torys LLP , as the escrow agent under the Escrow Agreement, a U.S. $300,000 non-refundable deposit to be held and distributed in accordance with the terms of the Escrow Agreement and the Share Purchase Agreement. . The foregoing U.S. $300,000 payment, together with all interest and other income earned thereon through the date of distribution, is herein referred to as the "Escrow Fund." AACI shall be entitled to the registration of the Warrant Shares for resale under the United States Securities Act of 1933, as amended, (the "Securities Act") in accordance with the terms of the Registration Rights Agreement, as such agreement is being amended concurrently with the execution of this 2003 Agreement.

        2.2.2 The  Escrow  Fund will be  delivered  to AACI in  accordance  with
Section 6 of the Escrow Agreement. Notwithstanding the foregoing, the Escrow Funds will be delivered to PTSX in accordance with Section 6 of the Escrow Agreement upon the occurrence of one of the following events:

        2.2.2.1 There has been a Material Adverse Economic Change. For the purposes of this 2003 Agreement, a "Material Adverse Economic Change" shall consist of, and shall be limited, to a material national or international event, including an act of terrorism, a natural disaster, war, or social or civil disorder or unrest, that causes a significant and sustained decrease in the major stock market indices of the NYSE and The Nasdaq Stock Market and which circumstances result in PTSX no longer being able to obtain financing necessary to complete the purchase of the Optioned Shares on commercially reasonable terms; or

        2.2.2.2 AACI has not delivered to PTSX the Audited Statements by March 10, 2003; or

        2.2.2.3 There has been an act of God or there is a legal restriction imposed by a Canadian court of competent jurisdiction or a Canadian Governmental Authority that either will prevent the parties from consummating the purchase of the Optioned Companies substantially in the manner contemplated, or that materially and adversely affects the existence, operations or essence of the Optioned Companies.

2.3 EXERCISE OF OPTION

2.3.1 OPTION PERIOD

        PTSX may exercise the Option at any time until 3:00 p.m. (Toronto time) on March 21, 2003 (the "Option Period"), after which the Option shall be void and neither party shall have any further obligation to the other.

2.3.2 OPTION NOTICE

        In order to exercise the Option, PTSX shall deliver written notice (the "Option Notice") to AACI at or prior to the expiry of the Option Period advising AACI of its election to exercise the Option. The Option Notice shall constitute the irrevocable election of PTSX to purchase, and the irrevocable election of AACI to sell, all (but not less than all) of the Optioned Shares substantially on the terms of the Share Purchase Agreement. The parties hereto agree to enter into the Share Purchase Agreement as soon as practicable after the exercise of the Option. The purchase and sale shall be completed within 10 days after AACI's receipt of the Option Notice (the "Closing Period"), and in any event, no later than March 31, 2003.

2.3.3 PURCHASE PRICE

        The exercise price of the Option shall be satisfied by PTSX paying the purchase price for the Optioned Companies of the Stated Price, subject to adjustment in accordance with and as more particularly set out in the Share Purchase Agreement.

2.4 DISCLOSURE LETTER

        Prior to the execution and delivery of this 2003 Agreement, AACI has provided to PTSX an original disclosure letter dated June 28, 2002. Within 30 days from the date of this 2003 Agreement, AACI shall deliver to PTSX an updated disclosure letter (the "Updated Disclosure Letter"), dated as of December 31, 2002. Attached as Part 4.9 of the Updated Disclosure Letter are the unaudited balance sheets and statements of earnings of each of the Optioned Companies for the fiscal years ending March 31, 1999, 2000 and 2001, and for the interim period ended September 30, 2002.

2.5 TERMINATION

        This 2003 Agreement shall expire on the later of March 31, 2003 or the Closing Date, unless the parties hereto agree otherwise in writing. Upon any such expiry, all obligations of each of the parties to each other shall terminate, other than those set out in the Non-Disclosure Agreement, the Warrant and the Registration Rights Agreement.

2.6 SERVICES AGREEMENT

        Concurrently herewith, the parties are entering into an amendment to the July 3, 2002 Services Agreement.

                                    ARTICLE 3
                                     CLOSING

3.1 UPDATED DISCLOSURE LETTER

        If the Updated Disclosure Letter differs materially from the final Disclosure Letter that AACI proposes to attach to the Share Purchase Agreement at the time that the Share Purchase Agreement is executed and delivered, PTSX shall have the right to rescind the exercise of the Option and neither party shall have any liability to the other, whether in tort or in contract or otherwise, in respect of the Option and this 2003 Agreement, and this 2003 Agreement shall be deemed to have been terminated.

                                   ARTICLE 4
                 BUSINESS AND AFFAIRS OF THE OPTIONED COMPANIES

4.1 BUSINESS AND AFFAIRS OF THE OPTIONED COMPANIES

        Prior to the expiry of the Option Period, AACI shall cause each of the Optioned Companies to:

        4.1.1 operate the Business only in the ordinary course, consistent with past practice and, to the extent consistent with such operation, use reasonable efforts to preserve its business organization, including the services of its officers and employees, and its business relationships with customers, suppliers and others having business dealings with it;

        4.1.2 maintain all its material assets, whether owned or leased, in good condition and repair and maintain insurance upon all its assets comparable in amount, scope and coverage to that in effect on the date of this 2003 Agreement;

        4.1.3 maintain its books, records and accounts in the ordinary course on a basis consistent with past practice; and

        4.1.4 cause senior management of the Optioned Companies or AACI to consult with senior management of PTSX with respect to major business decisions regarding the Optioned Companies.

4.2 NEGATIVE COVENANTS

        4.2.1 Prior to the expiry of the Option Period, AACI shall not, voluntarily or involuntarily, sell, transfer, assign, pledge or hypothecate any shares of the Optional Companies, or any interest therein, or enter into or contract or agreement with respect to the foregoing, or permit or suffer to exist any lien, claim, encumbrance or charge of any kind or character with respect to any shares of the Optioned Companies, except (a) in connection with AACI's credit facilities or other debt instruments (and which may be removed prior to Closing), (b) in connection with any internal reorganization, or (c) in accordance with this 2003 Agreement.

        4.2.2 Except as expressly provided in this 2003 Agreement or with the prior written consent of PTSX, prior to the expiry of the Option Period, AACI shall ensure that none of the Optioned Companies:

        4.2.2.1 amends its articles, by-laws, constating documents or other organizational documents;

        4.2.2.2 amalgamates, merges or consolidates with, or acquires all or substantially all the shares or assets of, any Person;

        4.2.2.3 transfers, leases, licenses, sells or otherwise disposes of any of its material assets, other than inventory in the ordinary course of the Business, consistent with past practice;

        4.2.2.4 issues or sells any shares of capital stock or any securities exchangeable for or convertible into shares of capital stock or any right to subscribe for or purchase any shares of any of the Optioned Companies, except as contemplated by the Share Purchase Agreement, in which case the Option shall apply to all such additional shares; or

        4.2.2.5 changes its policies regarding the payment and collection of its accounts payables and accounts receivable, including selling or factoring of any accounts receivable.

4.3 FINANCIAL REPORTING

        4.3.1 AACI shall cause the Audited Statements to be prepared and delivered to PTSX by no later than March 10, 2003 at PTSX's sole cost and expense as provided in Section 5.2.8.

        4.3.2 AACI shall provide to PTSX in respect of the Optioned Companies monthly unaudited operating statements within 30 days after the end of each calendar month, for the months ending December 31, 2002 and January 31, 2003 all consistent in form and content with the financial statements previously provided to PTSX.

4.4 ACCESS AND CONFIDENTIALITY

        During the Option Period, AACI shall provide and shall cause each of Optioned Companies to provide, access to and shall permit PTSX, through its representatives, to make such investigation of the Business, properties, assets and records of the Optioned Companies (the "Due Diligence Materials") and of their respective financial and legal conditions as PTSX deems necessary or advisable, acting reasonably, to familiarize itself with the Due Diligence Materials and other matters. Without limiting the generality of the foregoing, during the Option Period, AACI shall permit PTSX and its representatives, without interference to the ordinary conduct of the Optioned Companies and within normal business hours, to have reasonable access to the premises of the Optioned Companies. In accordance with the terms of the Non-Disclosure
Agreement, during the Option Period PTSX shall and shall cause its representatives to, keep confidential all information disclosed to it by AACI or their agents relating to the Optioned Companies, except as otherwise agreed in writing by AACI.

                                   ARTICLE 5
                    REPRESENTATIONS, WARRANTIES AND COVENANTS

5.1 REPRESENTATIONS, WARRANTIES AND COVENANTS OF EACH PARTY

        Each of the parties represents, warrants and covenants to the other that, in respect of each of the 2003 Option Documents to which it is a party:

        5.1.1 it has the full right, power, legal capacity and authority to enter into, and perform its obligations under, each of the 2003 Option Documents;

        5.1.2 each of the 2003 Option Documents has been duly executed and delivered by it and is a valid and binding obligation of it, enforceable in accordance with its terms, subject to the usual exceptions as to bankruptcy and the availability of equitable remedies;

        5.1.3 all necessary corporate and other actions have been taken by it to authorize the execution and delivery of the 2003 Option Documents and the performance of its obligations pursuant to the 2003 Option Documents; and

        5.1.4 it is not subject to any conflicting obligation or any disability which shall or might prevent it from, or materially interfere with, the execution and performance of each of the 2003 Option Documents and none of the entering into of each of the 2003 Option Documents or the performance by it of any of its other obligations under each of the 2003 Option Documents shall contravene, breach or result in any default under the articles, by-laws, constating documents or other organizational documents or resolutions of the shareholders and directors of it or under any mortgage, lease, agreement, other legally binding instrument, licence, permit, statute, regulation, order, judgment or decree of law to which it is a party or by which it may be bound.

5.2 PTSX REPRESENTATIONS, WARRANTIES, AND COVENANTS

        PTSX represents, warrants and covenants to AACI that:

        5.2.1 it has taken all necessary corporate and other action to authorize and reserve and to permit it to issue, the Warrant Shares, at all times from the date hereof until the obligation to deliver common shares in the capital of PTSX upon the exercise of the Warrant in accordance with its terms;

        5.2.2 it has reserved for issuance, upon exercise of the Warrant in accordance with its terms, shares of common stock in the capital of PTSX necessary for PTSX to fulfil its obligations under the Warrants;

        5.2.3 the shares of common stock in the capital of PTSX to be issued upon due exercise of the Warrant shall be duly and validly issued, fully paid and nonassessable, and shall be delivered free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, including any preemptive rights of any stockholder of PTSX;

        5.2.4 the authorized capital of PTSX consists of (i) 50 million shares of no par value common stock, of which 9,014,232 have been duly issued and are outstanding as fully paid and non-assessable shares in the capital of PTSX, and
(ii) 5,000,000 shares of preferred stock of which none are issued and outstanding. All of PTSX's outstanding shares have been duly and validly issued and are outstanding as fully paid and non-assessable shares of PTSX. Except for options to purchase an aggregate of 2,798,659 shares of common stock, which options have been granted under PTSX's 1996 Incentive Plan and the 2000 Non-Qualified Stock Option Plan, and the Warrant, no options, warrants or other rights to purchase shares or other securities of PTSX and no securities or obligations convertible into or exchangeable for shares or other securities of PTSX are outstanding;

        5.2.5 since November 15, 2002, being the filing date of PTSX's most recent quarterly report on Form 10-Q, there has not been any material change in the financial condition, operations, or prospects of PTSX other than changes in the ordinary and usual course of business, none of which has been (individually or collectively) materially adverse;

        5.2.6 there is no suit, action, litigation, investigation, claim, complaint, grievance or proceeding, including appeals and applications for review, in progress, or, to the knowledge of PTSX, pending or threatened against PTSX before any Governmental Authority, commission, board, bureau, agency or arbitration panel which, if determined adversely to PTSX, would, individually or collectively,

        (a)     have a Material Adverse Effect on PTSX,

        (b)     prevent PTSX from delivering the Option Notice; or

        (c) prevent PTSX from fulfilling all of its obligations set out in this 2003 Agreement or arising from this 2003 Agreement,

and PTSX has no knowledge of any existing ground on which any such action, suit, litigation or proceeding might be commenced with any reasonable likelihood of success;

        5.2.7 all reports and other documents ("SEC Reports") filed by PTSX with the Securities and Exchange Commission subsequent to January 1, 2001, when filed, complied as to form and substance in all material respects with the applicable requirements of U.S. securities laws; and

        5.2.8 PTSX shall promptly pay all fees and expenses charged by PricewaterhouseCoopers LLP for the preparation of the Audited Statements. In the event that AACI has previously paid some or all of the fees billed by PricewaterhouseCoopers LLP for the preparation of the Audited Statements, PTSX shall, upon presentation of the paid invoices, promptly reimburse AACI for such payments.

5.3 AACI REPRESENTATIONS, WARRANTIES, AND COVENANTS

        AACI represents, warrants, and covenants to PTSX that:

        5.3.1  it  owns,  directly  and  indirectly,   all  of  the  issued  and
outstanding shares of the Optioned Companies;

        5.3.2 it understands that the offer and sale of the Warrant and the Warrant Shares are intended to be exempt from registration under the Securities Act, pursuant to Section 4(2) of the Securities Act and any applicable state securities or blue sky laws;

        5.3.3 the Warrant and the Warrant Shares are or shall be acquired by AACI for its own account and without a view to the resale or distribution thereof or any interest therein in violation of under the Securities Act;

        5.3.4 it is an "accredited investor" as such term is defined in Regulation D under the Securities Act;

        5.3.5 it has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Warrant and the Warrant Shares and is capable of bearing the economic risks of such investment;

        5.3.6 it has been furnished with a copy of, or has access to, and has read the documents and reports filed by PTSX with the Securities and Exchange Commission since January 1, 2000, and has been given the opportunity to ask questions of, and receive answers from, PTSX concerning the terms and conditions of the Warrant and the Warrant Shares and other related matters. PTSX has made available to AACI or its agents all documents and information relating to an investment in the Warrant and the Warrant Shares requested by or on behalf of AACI;

        5.3.7 it understands that the Warrant and the Warrant Shares have not been registered under the Securities Act or any state securities laws, and may not be offered, sold, pledged or otherwise transferred, except in compliance with the terms of the Warrant and applicable federal and state securities laws;

        5.3.8 it understands that the Warrant and the Warrant Shares shall bear a restrictive legend as set forth on or in the Warrant; and

        5.3.9 the Updated Disclosure Letter is true and correct as of the date of the Updated Disclosure Letter in all material respects.

                                    ARTICLE 6
                                 GENERAL MATTERS

6.1 NOTICE

        Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be given by courier. Any such notice or other communication shall be deemed to have been received on the business day following the sending, or if delivered by hand shall be deemed to have been received at the time it is delivered to the applicable address noted below, either to the individual designated below or to an individual at such address having apparent authority to accept deliveries on behalf of the addressee. Notice of change of address shall also be governed by this section. Notices and other communications shall be addressed as follows:

        (a)     if to AACI:

                Alliance Atlantis Communications Inc.
                121 Bloor Street East
                Suite 1500
                Toronto, Ontario  M4W 3M5
                Attention:  Paul Laberge
                Facsimile:  416-966-7517

        (b)     if to PTSX:

                Point.360
                7083 Hollywood Boulevard
                Suite 200
                Hollywood, CA  90028
                Attention:  Haig Bagerdjian
                Facsimile:  323-957-2297

6.2 TIME OF ESSENCE

         Time is of the essence of this 2003 Agreement.

6.3 ASSIGNMENT AND TRANSFER

6.3.1 ASSIGNMENT

        This 2003 Agreement shall enure to the benefit of and be enforceable by each of the parties and their respective permitted successors and assigns. AACI may, in its sole discretion, assign the benefits of this 2003 Agreement, in whole or in part and in any manner, to any affiliated or related entities or its lenders, respectively, and agrees to notify PTSX of such assignment. Each party shall remain primarily liable for its obligations hereunder. This 2003 Agreement may not be assigned by PTSX without the express written consent of AACI.

6.3.2 TRANSFER OF SHARES

        PTSX acknowledges and agrees that AACI may, in its sole discretion, transfer or sell any or all of the Optioned Shares to any affiliated or related entity; provided that such affiliated or related entities shall, as a condition to such transfer agree to be bound by all of the terms of this 2003 Agreement; and provided further that such transfer shall not relieve AACI of any of its obligations or liability under this 2003 Agreement, and that such transfer shall not impair the right of PTSX to exercise the Option.

6.4 COUNTERPARTS

        This 2003 Agreement may be signed in counterparts and each such counterpart shall constitute an original document and such counterparts, taken together, shall constitute one and the same instrument.

6.5 ATTORNEYS' FEES

        If any action at law or equity, including an action for declaratory relief, is brought to enforce or interpret any provision of this 2003 Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and expenses from the other party, which fees and expenses shall be in addition to any other relief which may be awarded.

6.6 COUNTERPARTS; FACSIMILE SIGNATURES

        This 2003 Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other parties, it being understood that both parties need not sign the same counterpart. If any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature page were an original thereof.

6.7 REMEDIES

        In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, PTSX shall be entitled to specific performance of the Option granted by AACI under this 2003 Agreement without the showing of economic loss and without any bond or other security being required. AACI agrees that monetary damages would not be adequate compensation for any loss incurred by reason of any breach by AACI of its obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.


                            [signatures on next page]

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

        IN WITNESS WHEREOF the parties hereto have executed this 2003 Agreement.


                                           ALLIANCE ATLANTIS COMMUNICATIONS INC.



                                           By:



                                           POINT.360



                                           By:






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